[PERSISTENCE LETTERHEAD]

FOR IMMEDIATE RELEASE                             PRESS RELEASE

Contact:                             Professional Investment Community and Media
--------                             -------------------------------------------
Brian Tobin                          Joe Diaz, Joe Dorame or Tom Nelson
Corporate Controller                 RCG Capital Markets Group, Inc.
Persistence Software, Inc.           480.675.0400
650.372.3647
btobin@persistence.com



                         PERSISTENCE SOFTWARE ANNOUNCES
                        FOURTH QUARTER FINANCIAL RESULTS

SAN MATEO, CALIF. -- JANUARY 29, 2004 -- Persistence(R) Software (NASDAQ: PRSW), a leading provider of data services software for distributed data access and management, today announced financial results for the fourth quarter of fiscal 2003 ended December 31, 2003.

For the fourth quarter, revenues were $2.1 million compared with $2.6 million for the fourth quarter of 2002. The Company reported net income for the quarter of $139,000, or $0.05 per share, fully diluted, compared with a net loss of $1.9 million, or $(0.88) per share, fully diluted, for the fourth quarter of 2002.

For the year, Persistence reported revenue of $9.3 million, compared to revenue of $14.6 million for 2002. The Company reported a net loss of $2.7 million, or $(1.11), compared with a net loss of $5.4 million, or $(2.65) per share last year. The Company completed the year with cash balances of $5.7 million. Results for the fourth quarter and the year were impacted positively by a one-time reversal of a previously accrued expense related to purchased technology in the amount of $225,000, or $0.09 per share fully diluted.

Christopher Keene, chief executive officer of Persistence, commented, "We are pleased with the progress made this year in dramatically reducing our operating losses. We continue to aggressively manage expenses, with an eye toward future profitability, while we work to drive sales in a very difficult environment."

The Company will discuss these results in a conference call scheduled for 4:15 p.m. Eastern January 29, 2004. Interested parties can access the call by dialing
(877) 858-9308 or by accessing the webcast at http://www.persistence.com/company/ir.php.
A replay of the call will be available at (706) 645-9291, access number 4953336, for 3 days following the call; and the webcast can be accessed at http://www.persistence.com/company/ir.php for 30 days.

ABOUT PERSISTENCE

Founded in 1991, Persistence is a publicly traded company (NASDAQ: PRSW). Persistence Software provides innovative software tools to manage application data for mission-critical systems with stringent response times. Since 1991, Persistence products have helped over 100 data-intensive companies achieve breakthrough application performance, scalability and developer productivity, including Adobe Systems, Citigroup, Fiducia AG, Intershop, Motorola, Nokia, Reuters Financial Software and Sabre.

Persistence has pioneered application data management technologies for object-relational mapping, clustered object caching and cache synchronization. Sun, Cisco and Sybase have licensed patented Persistence technology.

Traditional IT architectures depend on distributed databases and unstructured messaging to keep global business data synchronized. These traditional architectures are increasingly unable to meet business requirements for mission-critical applications, including complex data, fast response times and geographic distribution. Persistence Software enables a new approach to managing data for mission-critical applications, called a Data Services Architecture. The core concept is to create a single, consistent software layer for managing data access and distribution. This architecture is designed to eliminate data errors and delays, while also reducing development time and costs.

EXCEPT FOR THE HISTORICAL INFORMATION CONTAINED HEREIN, THE MATTERS DISCUSSED IN THIS PRESS RELEASE ARE FORWARD-LOOKING STATEMENTS INVOLVING RISKS AND UNCERTAINTIES, WHICH COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE IN SUCH FORWARD-LOOKING STATEMENTS. POTENTIAL RISKS AND UNCERTAINTIES INCLUDE, BUT ARE NOT LIMITED TO, PERSISTENCE SOFTWARE'S LIMITED OPERATING HISTORY, POTENTIAL FLUCTUATIONS IN OUR OPERATING RESULTS, OUR POTENTIAL NEED TO RAISE CASH IN THE FUTURE, UNCERTAINTIES RELATED TO OUR LONG SALES CYCLE, OUR RELIANCE ON A RELATIVELY SMALL NUMBER OF CUSTOMERS, OUR DEPENDENCE ON THE JAVA PROGRAMMING LANGUAGE AND THE ENTERPRISE JAVABEANS STANDARD BECOMING WIDELY ACCEPTED STANDARDS, FAILURE TO MANAGE OUR RESOURCES OR ATTRACT AND RETAIN THE SERVICES OF KEY EMPLOYEES, OUR NEED TO DELIVER PRODUCTS THAT ARE FREE OF DEFECTS AND ERRORS AND MEET RAPIDLY CHANGING TECHNOLOGY STANDARDS AND CUSTOMER REQUIREMENTS, OUR NEED TO BUILD A STRONG DIRECT SALES TEAM AND DEVELOP THIRD PARTY SALES CHANNELS, OUR DEPENDENCE ON ENTERPRISE-WIDE SYSTEM DEPLOYMENTS, AND OUR NEED TO ADDRESS COMPETITION FROM COMPANIES WITH SUBSTANTIALLY GREATER RESOURCES. FURTHER INFORMATION REGARDING THESE AND OTHER RISKS AND UNCERTAINTIES IS INCLUDED IN OUR ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2002, THE QUARTERLY REPORTS ON FORM 10Q FOR THE QUARTERS ENDED MARCH 31, 2003, JUNE 30, 2003 AND SEPTEMBER 30, 2003 IN OUR OTHER FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION.


                           -Financial tables follow-


                                PERSISTENCE SOFTWARE, INC.
                     CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                                      ( Unaudited )
                        ( In thousands, except per share amounts )

                                              THREE MONTHS ENDED    TWELVE MONTHS ENDED
                                             DEC. 31,    DEC. 31,   DEC. 31,    DEC. 31,
                                              2003        2002        2003        2002
                                            ---------   ---------   ---------   ---------
Revenues:
  Licenses                                  $    888    $  1,299    $  4,560    $  9,061
  Service                                      1,205       1,252       4,738       5,525
                                            ---------   ---------   ---------   ---------
      Total revenues                           2,093       2,551       9,298      14,586
                                            ---------   ---------   ---------   ---------

Cost of revenues:
  Licenses                                         4         109          90         286
  Service                                        294         522       1,625       2,740
                                            ---------   ---------   ---------   ---------
      Total cost of revenues                     298         631       1,715       3,026
                                            ---------   ---------   ---------   ---------

Gross profit                                   1,795       1,920       7,583      11,560
                                            ---------   ---------   ---------   ---------

Operating expenses:
  Sales and marketing                            820       1,807       5,124       8,676
  Research and development                       575         912       2,959       4,108
  General and administrative                     488         815       2,419       3,459
  Purchased intangibles                         (225)        289        (225)        768
                                            ---------   ---------   ---------   ---------
      Total operating expenses                 1,658       3,823      10,277      17,011
                                            ---------   ---------   ---------   ---------

Income / (Loss) from operations                  137      (1,903)     (2,694)     (5,451)

Interest and other income/ (expense), net         (4)         22           5          45
Income taxes                                       6         (16)        (17)        (34)
                                            ---------   ---------   ---------   ---------
Net income / (loss)                         $    139    $ (1,897)   $ (2,706)   $ (5,440)
                                            ---------   ---------   ---------   ---------

Basic net profit / (loss) per share         $   0.06    $  (0.88)   $  (1.11)   $  (2.65)
                                            ---------   ---------   ---------   ---------

Diluted net profit / (loss) per share       $   0.05    $  (0.88)   $  (1.11)   $  (2.65)
                                            ---------   ---------   ---------   ---------
Shares used in calculating basic
net profit / (loss) per share                  2,507       2,168       2,432       2,053
                                            ---------   ---------   ---------   ---------
Shares used in calculating diluted
net profit / (loss) per share                  2,533       2,168       2,432       2,053
                                            ---------   ---------   ---------   ---------

                           PERSISTENCE SOFTWARE, INC.
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                  ( Unaudited )
                                ( In thousands )


                                                            AS OF
                                                           DEC. 31,     DEC. 31,
                                                            2003         2002
                                                          ---------    ---------
Assets:
  Current assets:
    Cash, cash equivalents                                $  5,680     $  8,903
    Accounts receivable, net                                 1,498        1,252
    Prepaids and other current assets                          258          392
                                                          ---------    ---------
      Total current assets                                   7,436       10,547
Property and equipment, net                                     95          375
Purchased intangibles, net                                      59          123
Other assets                                                    37           55
                                                          ---------    ---------
      Total assets                                        $  7,627     $ 11,100
                                                          =========    =========

Liabilities and Stockholders' Equity:
  Current liabilities:
    Accounts payable                                      $    329     $    325
    Accrued liabilities                                      1,262        1,910
    Deferred revenues (net of long term portion)             2,565        2,529
    Current portion of long-term obligations                   334          841
                                                          ---------    ---------
      Total current liabilities                              4,490        5,605
Long-term liabilities
   Long-term portion of deferred revenues                       84          691
   Long-term obligations                                        18           93
                                                          ---------    ---------
      Total long-term liabilities                              102          784
                                                          ---------    ---------
      Total liabilities                                      4,592        6,389
                                                          ---------    ---------

  Stockholders' equity:
    Common stock, net                                       67,112       66,072
    Accumulated deficit                                    (64,076)     (61,370)
    Other                                                       (1)           9
                                                          ---------    ---------
      Total stockholders' equity                             3,035        4,711
                                                          ---------    ---------
      Total liabilities and stockholders' equity          $  7,627     $ 11,100
                                                          =========    =========



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